Exhibit 99.1

HUMAN GENOME SCIENCES, INC.
14200 Shady Grove Road, Rockville, Maryland 20850
FOR IMMEDIATE RELEASE
CONTACTS:
Jerry Parrott
Vice President, Corporate Communications
301/315-2777
Kate de Santis
Director, Investor Relations
301/251-6003
HUMAN GENOME SCIENCES COMPLETES TRANSACTION
ESTABLISHING COGENESYS AS AN INDEPENDENT COMPANY
ROCKVILLE, Maryland — June 12, 2006 — Human Genome Sciences, Inc. (Nasdaq: HGSI) today announced that it has completed the transaction establishing its CoGenesys division as an independent company that will focus on the early development of selected gene-based product opportunities and the monetization of certain HGS intellectual property and technology assets. In a separate press release today, CoGenesys announced the completion of a $55 million Series A financing.
“Through this transaction, HGS will realize value from certain intellectual property assets and early-stage product opportunities that we do not plan to develop internally,” said H. Thomas Watkins, President and Chief Executive Officer, Human Genome Sciences. “HGS will benefit in future years from its right to share in CoGenesys revenues and from its equity interest. HGS will maintain its focus on progress toward the commercialization of our lead products, Albuferon for hepatitis C and LymphoStat-B for lupus, both of which are expected to enter Phase 3 clinical trials before the end of 2006.”
About the CoGenesys Transaction
As a result of the CoGenesys transaction, HGS will retain a 13% equity interest in the new company. HGS has granted CoGenesys exclusive rights to develop and commercialize biological products based on certain human genes discovered by HGS, and has granted CoGenesys a license to use its proprietary albumin-fusion technology to develop and commercialize certain albumin-fusion proteins. HGS is entitled to a portion of the revenue that CoGenesys receives from outlicensing or sales of certain therapeutic and diagnostic products successfully developed and commercialized. HGS also retains the right of first refusal prior to outlicensing by CoGenesys of several specific products that may be developed. In addition, HGS has the option to have CoGenesys perform pre-IND development work for up to two products per year, with reimbursement for expenses on a cost-plus basis; CoGenesys will be entitled to development milestone payments on any resulting products.
About CoGenesys

CoGenesys was created as a division of HGS in the first quarter of 2005. As an independent company, CoGenesys has assumed salary and benefits obligations for its approximately 70 employees, as well as responsibility for its 48,000 square-foot facility, along with equipment leases. As previously announced, Craig A. Rosen, Ph.D., formerly President, Chief Scientific Officer and a Director of HGS, has joined CoGenesys as Executive Chairman and Chief Scientific Officer. Steven C. Mayer, formerly Executive Vice President and Chief Financial Officer of HGS, has joined CoGenesys as Chief Executive Officer.
About Human Genome Sciences
The mission of Human Genome Sciences is to discover, develop, manufacture and market innovative drugs that serve patients with unmet medical needs, with a primary focus on protein and antibody drugs.
For more information about Human Genome Sciences, please visit the Company’s web site at www.hgsi.com.
HGS and Human Genome Sciences are trademarks of Human Genome Sciences, Inc.
Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with planned facilities, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
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